Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autoliv, Inc. Amended and Restated 1997 Stock Incentive Plan of our reports dated February 20, 2009, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AB

Stockholm Sweden
July 24, 2009